UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 13, 2005

AMBASSADORS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 110 S. Ferrall Street, Spokane, WA 99202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(509) 534-6200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 (Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year) is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On May 13, 2005, John C. Spence’s term as a Class III Director of Ambassadors Group, Inc. (the “Company”) expired. Mr. Spence did not stand for re-election at the Company’s 2005 Annual Meeting of Stockholders. Mr. Spence’s resignation did not relate to any disagreement with the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2005, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) was filed with the Secretary of State of Delaware on May 13, 2005. The Certificate of Amendment increases the number of authorized shares of Common Stock of the Company from 20,000,000 shares to 50,000,000 shares. A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Ambassadors Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.

Date: May 17, 2005	By:	/s/ Colleen McCann-Lillie
Colleen McCann-Lillie
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Ambassadors Group, Inc.